Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to the Registration Statement (Form S-1 Registration No. 333-185067) and related prospectus of AcelRx Pharmaceuticals, Inc. and to the incorporation by reference therein of our report dated March 23, 2012, with respect to the financial statements of AcelRx Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

December 4, 2012